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                                                                    EXHIBIT 10.1

                                                                  Execution Copy



                          NET2000 COMMUNICATIONS, INC.



                          SECURITIES PURCHASE AGREEMENT

                                   DATED AS OF

                                 MARCH 27, 2001



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                          SECURITIES PURCHASE AGREEMENT

                Securities Purchase Agreement (the "Agreement"), dated as of March 27, 2001, by and among Net2000 Communications, Inc., a Delaware corporation, with headquarters located at 2180 Fox Mill Road, Herndon, Virginia 20171 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (each individually, a "Buyer" and, collectively, the "Buyers").

        WHEREAS:

        A. The Company and the Buyers are executing and delivering this Agreement in reliance upon one or more exemptions from securities registration afforded by Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

        B. The Company has authorized the following new series of its preferred stock, par value $.01 per share: the Company's Series D Convertible Pay In Kind Preferred Stock (the "Preferred Stock"), which shall be convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Certificate of Designations for Series D Convertible Pay In Kind Preferred Stock, substantially in the form attached hereto as Exhibit A (the "Certificate of Designations");

        C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of up to 65,000 shares of the Preferred Stock (the "Preferred Shares") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers, and warrants, substantially in the form attached hereto as Exhibit B (the "Warrants"), to acquire 27 shares of Common Stock for each Preferred Share purchased (as exercised, collectively, the "Warrant Shares"); and

        D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the

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Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

        NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1.      PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

                (a) Purchase of Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the respective number of Preferred Shares set forth opposite such Buyer's name on the Schedule of Buyers, along with the related Warrants (the "Closing"). The purchase price (the "Purchase Price") of each Preferred Share and the related Warrants at the Closing shall be $1,000.

                (b) The Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., Eastern Time, within five (5) Business Days following the date hereof, subject to the satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Choate, Hall & Stewart, 53 State Street, Boston, Massachusetts 02109, or such other location on which the Company and the Buyers mutually agree. "Business Days" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                (c) Form of Payment. On the Closing Date, (i) each Buyer shall pay the Purchase Price to the Company for the Preferred Shares and the related Warrants to be issued and sold to such Buyer by wire transfer of immediately available funds in accordance with the Company's written wire instructions, less any amount withheld for expenses pursuant to Section 4(h), and (ii) the Company shall deliver to each Buyer, stock certificates (in the denominations as such Buyer shall request) (the "Preferred Stock Certificates") representing such number of the Preferred Shares which such Buyer is then purchasing hereunder along with warrants representing the related Warrants, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

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2.      BUYERS' REPRESENTATIONS AND WARRANTIES.

        Each Buyer represents and warrants with respect to only itself that:

                (a) Investment Purpose. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof (the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares and the Dividend Shares (as defined in the Certificate of Designations) collectively are referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

                (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                (d) Information. Such Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(m) below. Such Buyer understands that its investment in the Securities involves a high


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degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from the registration requirements under the 1933 Act, or (C) such Buyer provides the Company with reasonable assurances that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); and
(ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

                (g) Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive


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legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR
                (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

                (h) Authorization, Enforcement, and Validity. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                (i) Residency. Such Buyer is a resident of that state specified in its address on the Schedule of Buyers.


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3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to each of the Buyers that:

                (a) Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are duly organized and validly existing in good standing under the laws of the jurisdiction in which they are organized, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Designations. The Company has no Subsidiaries except as set forth on Schedule 3(a).

                (b) Authorization, Enforcement, and Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants, the Shelf Registration Rights Agreement (as defined in Section 7) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the execution and filing of the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the

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Company's Board of Directors. No further consent or authorization is required by the Company, its Board of Directors or its stockholders (including, without limitation any stockholder vote, required by the Nasdaq National Market ("Nasdaq") or otherwise). The Company has described to Nasdaq, in reasonable detail, the transactions contemplated by the Transaction Documents and has been advised by Nasdaq that no stockholder approval thereof is required. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Certificate of Designations shall have been filed prior to the Closing Date with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended unless in compliance with its terms.

                (c) Capitalization. As of the date hereof, the authorized capital stock of the Company is as set forth on Schedule 3(c). Except as disclosed in Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may

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become bound to redeem a security of the Company or any of its Subsidiaries;
(vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Charter"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material rights of the holders thereof in respect thereto.

                (d) Issuance of Securities. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. At least 47,503,764 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants. Upon conversion or exercise in accordance with the Certificate of Designations or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the truth and accuracy of the representations and warranties of the Buyers set forth in Section 2 hereof, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Charter or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to

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which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of its charter or by-laws, or other governing documents. Neither the Company or any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency (including but not limited to the Federal Communications Commission) or the Principal Market in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations in accordance with the terms hereof or thereof, except where the failure to obtain such consents, authorizations or orders or the failure to make such filing or registration would not result, either individually or in the aggregate, in a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market, including, without limitation, the requirements set forth in The Nasdaq Stock Market's Marketplace Rules and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

                (f) SEC Documents; Financial Statements. Since March 7, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be

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filed by it with the SEC pursuant to the reporting requirements of the
Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). A complete list of the Company's SEC Documents is set forth on Schedule 3(f). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. The Company has met since March 7, 2001, and continues to meet, the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Registration Rights Agreement).

                (g) Absence of Certain Changes. Since September 30, 2000, there have been no material adverse changes and no material adverse developments in the business, properties, assets, operations, results of operations or financial conditions of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any

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steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Since September 30, 2000, the Company has not declared or paid any dividends, sold any assets, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business or had capital expenditures outside of the ordinary course of business, individually or in the aggregate, in excess of $250,000.

                (h) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, and, to the knowledge of the Company or any of its Subsidiaries, no such action, suit, proceeding, inquiry or investigation is threatened which would result, either individually or in the aggregate, in a Material Adverse Effect and, to the knowledge of the Company or any of its Subsidiaries, no such action, suit, proceeding, inquiry or investigation affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, would result, either individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the Company, none of the directors or officers of the Company have been involved in securities related litigation during the past five years.

                (i) Acknowledgment Regarding Buyers' Purchase of Preferred Shares. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The

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Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                (j) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Preferred Stock and Warrants contemplated by this Agreement and changes in general economic or equity market conditions, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-3 (including information permitted to be incorporated by reference therein) filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                (k) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                (l) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                (m) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant

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Shares issuable upon exercise of the Warrants will increase in certain circumstances. Subject to the provisions of the Certificate of Designations and the Warrants, the Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                (n) Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union which relates to such employee's relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

                (o) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (the "IP Rights") necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such rights would not result, either individual or in the aggregate, in a Material Adverse Effect. Except as set forth on Schedule 3(o), none of the Company's IP Rights (other than licenses for commercially available software) have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of IP Rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(o), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding its IP Rights; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                (p) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would not result, either individually or in the aggregate, in a Material Adverse Effect.

                (q) Property. Neither the Company nor any of its Subsidiaries owns any real property. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

                (r) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, taken as a whole.

                (s) Regulatory Permits. Except the absence of which would not result, either individually or in the aggregate, in a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                (t) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (u) No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                (v) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and
(iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                (w)     Transactions With Affiliates. Except as set forth on
Schedule 3(w) and in the SEC Documents filed at least ten days prior to the date hereof, and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                (x) Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Charter or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

                (y) Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

                (z) Registration Rights. Upon execution of the Transaction Documents and the issuance of the Securities in accordance therewith, the holders of Registrable Securities (as such term is defined in the Registration Rights Agreement) will have registration rights superior to all other holders of the Company's securities such that (x) any request by the holders of the Registrable Securities for the Company to effect the registration of the Registrable Securities or to include their Registrable Securities in a registration shall have priority over any comparable request by the other holders of the Company's securities and (y) in the event that marketing considerations require a limitation on the number of shares to be offered in a registration statement, shares belonging to other holders of the Company's securities, other than those holders listed on Schedule 3(z) whose rights are described on Schedule 3(z) with respect to which the Company will use its reasonable best efforts to obtain an amendment of such rights to subordinate them to those of the Registrable Securities, shall be limited pro rata until all such shares have been withdrawn, before any such limitation is imposed on the holders of Registrable Securities.

                (aa) No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

4.      COVENANTS.

                (a) Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                (c) Reporting Status. Until the later of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date which is five (5) years from the Closing Date (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                (d) Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares for general corporate purpose including to finance the growth of the existing business and to finance expected operating losses.

                (e) Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Reporting Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is not filed with the SEC through EDGAR then the Company shall deliver a copy of such report to each Investor by facsimile on the same day it is filed with the SEC; (ii) on the same day as the release thereof, facsimile copies or email copies of all press releases issued by the Company or any of its Subsidiaries; (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders; and (iv) promptly any other regularly prepared financial and operational information, as requested from time to time by the Buyers.

                (f) Reservation of Shares. The Company shall take all action necessary to have authorized, and reserved, as of the Closing Date, for the purpose of issuance, no less than 200% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Preferred Shares (without regard to any limitations on conversions) and 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants (without regard to any limitations on exercises) and at all times thereafter have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Preferred Shares (without regard to any limitations on conversions) and 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants (without regard to any limitations on exercises).

                (g) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. The Company shall maintain the Common Stock's authorization for quotation on Nasdaq or listing on The New York Stock Exchange, Inc. ("NYSE") (as applicable, the "Principal Market"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. The Company shall promptly, and in no event later than the following Business Day, offer to provide to each Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

                (h) Expenses. The Company shall pay the actual reasonable expenses of the Buyers in connection with the Closing of the transactions contemplated by the Transaction Documents, such expenses not to exceed an aggregate of $250,000, without the prior consent of the Company. The amount of its expenses shall be withheld by each Buyer from its Purchase Price to be paid at the Closing.

                (i) Filing of Form 8-K. On or before the second (2nd) Business Day following the Closing Date the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the Certificate of Designations, the Registration Rights Agreement and the form of Warrant in the form required by the 1934 Act. At or prior to the time the Company files the Form 8-K referred to in the previous sentence, the Company shall file a Current Report on Form 8-K with the SEC which includes as exhibits the Credit Agreements (as defined below) as amended, as required in Section 7(o).

                (j) Approvals. So long as a Buyer beneficially owns any Preferred Stock, the Company shall not without the approval of at least 55% of the holders of the Preferred Shares (consisting of at least two unaffiliated persons), effect any of the transactions listed on Schedule 4(j).

                (k)     [Intentionally Omitted]

                (l) Right of Participation. Subject to the exceptions described below, each of the Company and its Subsidiaries agrees that during the period beginning on the date hereof and ending on and including the date which is 365 days after the Closing Date, neither the Company nor its Subsidiaries will negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible into or exchangeable or exercisable for equity securities of the Company or any Subsidiary (including debt securities with an equity component) in any form (a "Future Offering") unless it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "Future Offering Notice") describing the proposed Future Offering, including the buyer and terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Percentage (as defined below) of the securities to be issued in such Future Offering (the limitations referred to in this and the preceding sentence are collectively referred to as the "Capital Raising Limitations"). For purposes of this Section 4(l)(i), "Aggregate Percentage" shall mean 50% of the percentage obtained by dividing (x) the aggregate number of Preferred Shares initially issued to such Buyer by (y) the aggregate number of Preferred Shares initially issued to all the Buyers. A Buyer can exercise its option to participate in a Future Offering by delivering written notice to the Company within ten (10) Business Days after receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage, then each Buyer which has indicated that it is willing to purchase a number of securities in such Future Offering in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (determined in the same manner as described in the preceding second sentence) of 50% of the securities in the Future Offering which one or more of the Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this
Section 4(l)(i), the Company shall have 45 days thereafter to sell the securities in the Future Offering that the Buyers did not elect to purchase, upon terms and conditions, no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 45 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(l)(i). The Capital Raising Limitations shall not apply to (1) a loan from a commercial bank which does not have any equity feature, (2) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (C) as consideration for the acquisition of a business, product, license or other assets by the Company, (3) the issuance of Common Stock in a firm commitment, underwritten public offering, (4) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof and (5) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees or directors. The Buyers shall not be required to participate or exercise their right of participation with respect to a particular Future Offering in order to exercise their right of participation with respect to later Future Offerings.

                (m) Debt and Payment Agreements. So long as any Preferred Shares or Warrants are outstanding, the Company shall use commercially reasonable efforts to comply in all respects with the Third Amended and Restated Credit Agreement by and between the Company and the lenders named therein and Toronto Dominion (Texas), Inc., as administrative agent, as amended and restated from time to time (the "Credit Agreement"), and shall use commercially reasonable efforts to pay immediately all amounts due and owing under the Credit Agreement. Without the approval of at least 55% of the holders of the Preferred Shares (consisting of at least two unaffiliated persons), the Company shall not amend, modify, increase, supplement, renew, extend, restate or refinance the Credit Agreement, or issue any new debt or enter into any new credit arrangements, except for amendments, modifications, increases, supplements, renewals, extensions, restatements, refinancings or new issuances (a "Refinancing") which do not (i) increase the aggregate amount of debt outstanding or available under the Credit Agreement as of the date of this Agreement, (ii) provide for an interest rate which is above reasonable market rates on the date of such Refinancing, (iii) provide for a shorter term than the Credit Agreement as in effect on the date of this Agreement, or (iv) have affirmative or negative financial covenants that are more restrictive than those in the Credit Agreement as of the date of this Agreement provided however that in the event that the Company has achieved positive consolidated EBITDA (as defined below) for one fiscal quarter, the Company shall no longer require the approval of the holders of Preferred Stock to effect the actions described in this second sentence of Section 4(m). "EBITDA" consists of income from continuing operations before deducting interest expense, income taxes, depreciation and amortization.

                (n)     Restriction on Equity Issuances.

                i. On and after the occurrence of a Triggering Event set forth in clause (i), (ii) of Section 4(a) of the Certificate of Designations which in any such case has not been cured, the Company shall not negotiate or consummate any equity financing or other issuance of equity securities.

                ii. Until the one year anniversary of the Closing Date, the Company shall not, without the prior written consent of at least 55% of the holders of the Preferred Shares

(consisting of at least two unaffiliated persons): (X) effect any issuance or sale of equity, including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, for a consideration per share less than 80% of the Conversion Price (as defined in the Certificate of Designations) in effect at such time, (Y) grant or sell any options, the lowest price per share for which one share of capital stock is issuable upon the exercise of any such option or upon conversion, exchange or exercise of any convertible securities issuable upon exercise of such option is less than the 80% of the Conversion Price (the "lowest price per share for which one share of capital stock is issuable upon the exercise of any such option or upon conversion, exchange or exercise of any convertible securities issuable upon exercise of such option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of capital stock upon granting or sale of the option, upon exercise of the option and upon conversion, exchange or exercise of any convertible security issuable upon exercise of such option) and (Z) effect an issuance or sale of any convertible securities, the lowest price per share for which one share of capital stock is issuable upon such conversion, exchange or exercise thereof is less than the 80% of the Conversion Price (the "lowest price per share for which one share of capital stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of capital stock upon the issuance or sale of the convertible security and upon the conversion, exchange or exercise of such convertible security).

                (o) Rights Agreements. So long as a Buyer beneficially owns any Preferred Stock or Warrants, the Company shall not adopt a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

                (p) Board Visitation Rights. Until such time as Boston Ventures LP VI ("BV") owns a number of shares of capital stock of the Company less than 25% of the number of Preferred Shares (on an as converted basis) as issued to BV (BV shall be deemed to continue to own any shares transferred in connection with a syndication or issued upon conversion of Preferred Shares) pursuant to this Agreement then BV shall have the right to appoint one representative to observe the proceedings of the Company's board of directors and each of its committees and until such time as Nortel Networks Inc. owns a number of Preferred Shares (or shares of Common Stock issuable upon conversion thereof), less than 50% of the number of Preferred Shares (on an as converted basis) as issued to Nortel Networks Inc. pursuant to this Agreement, then Nortel Networks Inc. shall have the right to appoint one representative to observe the proceedings of the Company's board of directors and each of its committees. Each such representative shall: (i) receive notice of all meetings (both regular and special) of the board of directors of the Company and each committee of such board (such notice to be delivered or mailed at the same time as notice is given to the members of such board and/or committee); (ii) be entitled to attend (or, in the case of telephone meetings, monitor) all such meetings; (iii) receive all notices, information and reports which are furnished to the members of any such board and/or committee at the same time and in the same manner as the same is furnished to such members; (iv) be entitled to participate in all discussions conducted at such meetings; and (v) receive as soon as available copies of the minutes of all such meetings. If any action is proposed to be taken by such board and/or committee by written consent in lieu of a meeting, the Company will give written notice thereof to each such representative at the same time and in the same manner as the same is furnished to such members. The Company will furnish each such representative with a copy of each such written consent as soon as possible after it has been signed by its last signatory. Each such representative shall not constitute a member of such board and/or committee and shall not be entitled to vote on any matters presented at meetings of such board and/or committee or to consent to any matter as to which the consent of such board and/or committee shall have been requested. The Company will pay the reasonable out-of-pocket expenses of each such representative incurred in connection with attending meetings of the board of directors of the Company.

        (q) Stockholder Approval. The Company shall use reasonable best efforts to seek the approval of the Company's stockholders as contemplated by
Section 3(g) of the Certificate of Designations and Section 2(f) of the Warrants in accordance with the rules of the Principal Market as promptly as practicable (and in any event will seek such approval at its next annual meeting of stockholders), and the Board of Directors of the Company will recommend that the stockholders vote in favor thereof.

5.      TRANSFER AGENT INSTRUCTIONS.

        The Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit E (the "Irrevocable Transfer Agent Instructions"), and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants. Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.      CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

        The obligation of the Company to issue and sell the Preferred Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                (a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company;

                (b) Such Buyer shall have delivered to the Company the Purchase Price (less the amounts withheld for expenses pursuant to Section 4(h)) for the Preferred Shares and the Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company;

                (c) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date; and

                (d) The Company shall have received satisfactory interpretative advice regarding the transactions contemplated herein from Nasdaq.

7.      CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

        The obligation of each Buyer hereunder to purchase the Preferred Shares and the Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                (a) The Company shall have executed each of the Transaction Documents, including but not limited to the Shelf Registration Rights Agreement by and between certain of the buyers and the Company in the form of Exhibit G hereto (the "Shelf Registration Rights Agreement"), and delivered the same to such Buyer.

                (b) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to such Buyer.

                (c) The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened either (i) in writing by the SEC or the Principal Market or (ii) by the Company's falling below the minimum listing maintenance requirements of the Principal Market; and the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Preferred Shares and the related Warrants, as the case may be shall be listed upon the Principal Market.

                (d) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                (e) Such Buyer shall have received the opinion of Piper Marbury Rudnick & Wolfe, LLP dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer in substantially the form of Exhibit D, attached hereto.

                (f) The Company shall have executed and delivered to such Buyer the Preferred Stock Certificates and the Warrants (in such denominations as such Buyer shall request) for the Preferred Shares and the Warrants being purchased by such Buyer at the Closing.

                (g) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the "Resolutions").

                (h) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, at least 47,503,764 shares of Common Stock.

                (i) The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                (j) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within five days prior to the Closing Date.

                (k) The Company shall have delivered to such Buyer a certified copy of the Charter as certified by the Secretary of State of the State of Delaware as of a date within five days prior to the Closing Date.

                (l) The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Closing Date, certifying as to (i) the Resolutions, (ii) the Charter, (iii) the By-laws and (iv) the incumbency of the officers of the Company executing the Transaction Documents.

                (m) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                (n) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within three days prior to the Closing Date.

                (o) The Company shall have renegotiated the Credit Agreement to the Buyers' reasonable satisfaction, including, subject to the terms and conditions of the Credit Agreement, a commitment from Nortel Networks Inc. for debt financing in an amount equal to $125 million.

                (p) The Buyers shall have agreed to purchase an aggregate of 65,000 Preferred Shares.

                (q) The Buyers shall have completed, to their satisfaction, business and legal due diligence, an audit review and a review of the senior management team incentive plan.

                (r) The person designated by Boston Ventures LP VI for election to the board of directors of the Company, shall have been elected to the class of such board whose term expires at the annual meeting of stockholders in 2001, and shall have been appointed to each committee of the Company, including appointment to the audit committee of the Company by a resolution of the Board of Directors of the Company stating that such designee's membership is required by the best interests of the Company and its shareholders.

                (s) Each of the officers, directors and other persons set forth on Schedule 7(s) hereto, shall have entered in to a lock-up agreement substantially in the form of (i) Exhibit F-1 hereto, with respect to management,
(ii) Exhibit F-2 hereto, with respect to purchasers of Series A preferred stock of the Company and (iii) Exhibit F-3 hereto, with respect to purchasers of Series B, Series C or Series D preferred stock of the Company.

                (t) The Company shall have delivered to the Buyers such other documents relating to the transaction contemplated by the Transaction Documents as the Buyers or their counsel may reasonably request.

                (u) The Company shall have received satisfactory interpretative advice regarding the transactions contemplated herein from Nasdaq.

                (v) The Company shall have delivered to the Buyers a certificate from the Company's Treasurer certifying the book value of the Common Stock as of a date agreed to by the Buyers.

8.      INDEMNIFICATION.

        In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or
(c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a stockholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) solely the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Sections 6(a) and 6(d) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

9.      GOVERNING LAW; MISCELLANEOUS.

                (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least fifty-percent (55%) of the Preferred Shares on the Closing Date (or their respective assignees) (consisting of at least two unaffiliated persons) or, if prior to the Closing Date, each of the Buyers, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares or Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

                (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:


           Net2000 Communications, Inc.
           2180 Fox Mill Road
           Herndon, Virginia 20171
           Telephone:  703-654-2000
           Facsimile:  703-654-2049
           Attention:  General Counsel

        With a copy to:

           Piper Marbury Rudnick & Wolfe LLP
           Commerce Park III
           Suite 610
           1850 Centennial Park Drive
           Reston, VA 20191-1917
           Telephone:  703-391-7100
           Facsimile:  703-390-5299
           Attention:  Nancy Spangler

        If to the Transfer Agent:

           American Stock Transfer & Trust Company
           40 Wall Street, 46th Floor
           New York, NY 10005
           Telephone:  718-921-8293
           Facsimile:  718-921-8334
           Attention:  Isaac Kagan

        If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of at least 55% of the holders of the Preferred Shares (consisting of at least two unaffiliated persons) then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in the Certificate of Designations) with respect to which the Company is in compliance with Section 5 of the Certificate of Designations and Section 9 of the Warrant. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

                (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                (i)     Survival. Unless this Agreement is terminated under
Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                (j) Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                (l) Termination. In the event that the Closing shall not have occurred on or before five (5) Business Days from the date hereof due to the failure of all of the conditions set forth in Section 6 above to be satisfied (and the Company shall not have waived such unsatisfied condition(s)), the Company shall have the option to terminate this Agreement at the close of business on such date without liability to any other party. In the event that the Closing shall not have occurred on or before five (5) Business Days from the date hereof due to the failure of all of the conditions set forth in Section 7 above to be satisfied (and the Buyers shall not have waived such unsatisfied condition(s)), this Agreement may be terminated by any Buyer at the close of business on such date without liability to any other party; provided, however, that the Company shall remain obligated to reimburse any Buyer for the expenses described in Section 4(h) above to the extent such expenses are actually incurred.

                (m) Placement Agent and Financial Advisors. The Company acknowledges that it has not engaged any placement agent or financial advisor in connection with the sale of the Preferred Shares and the Warrants. The Company shall be responsible for the payment of any placement agent's fees, financial advisor's fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

                (n) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                (o) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                (p) Payment Set Aside. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to the Registration Rights Agreement, the Certificate of Designations or the Warrants or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

        IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                    BUYERS:



NET2000 COMMUNICATIONS, INC.                BOSTON VENTURES LP VI

By: /s/ Clayton A. Thomas, Jr.              By: /s/Anthony J. Bolland
Name:                                       Name: Anthony J. Bolland
Title:                                      Title: Managing Director


                                            NORTEL NETWORKS INC.

                                            By: /s/ Mitch Stone
                                            Name: Mitch Stone
                                            Title: Director


                                            CARLYLE U.S. VENTURE PARTNERS, L.P

                                            By: TCG Ventures, L.L.C., its
                                            General Partner
                                            By: TC Group, L.L.C., its Sole
                                            Member
                                            By: TCG Holdings, L.L.C., its
                                            Managing Member

                                            By: /s/Daniel A. D'Aniello
                                            Name: Daniel A. D'Aniello
                                            Title: Managing Member

                                            CARLYLE VENTURE COINVESTMENT, L.L.C.

                                            By: TCG Ventures, L.L.C., its
                                            Managing Member
                                            By: TC Group, L.L.C., its Sole
                                            Member
                                            By: TCG Holdings, L.L.C., its
                                            Managing Member

                                            By: /s/Daniel A. D'Aniello
                                            Name: Daniel A. D'Aniello
                                            Title: Managing Member

                                            CARLYLE VENTURE PARTNERS, L.P

                                            By: TCG Ventures, Ltd., its General
                                            Partner
                                            By: TCG Ventures, L.L.C.,  its Sole
                                            Shareholder
                                            By: TC Group, L.L.C., its Sole
                                            Member
                                            By: TCG Holdings, L.L.C., its
                                            Managing Member

                                            By: /s/Daniel A. D'Aniello
                                            Name: Daniel A. D'Aniello
                                            Title: Managing Member

                                            C/S VENTURE INVESTORS, L.P

                                            By: TCG Ventures, Ltd., its Managing
                                            General Partner
                                            By: TCG Ventures, L.L.C.,  its Sole
                                            Shareholder
                                            By: TC Group, L.L.C., its Sole
                                            Member
                                            By: TCG Holdings, L.L.C., its
                                            Managing Member

                                            By: /s/Daniel A. D'Aniello
                                            Name: Daniel A. D'Aniello
                                            Title: Managing Member

                                            BANCBOSTON CAPITAL INC.

                                            By: /s/M. Scott McCormack
                                            Name: M. Scott McCormack
                                            Title: Vice President

                                            PNC CAPITAL CORP.

                                            By: /s/David McL. Hillman
                                            Name: David McL. Hillman
                                            Title: Executive Vice President

                                            WOOD STREET PARTNERS I

                                            By: /s/David McL. Hillman
                                            Name: David McL. Hillman
                                            Title: Partner

                               SCHEDULE OF BUYERS


                                                                       Stated Value of Preferred
          Buyer                           Address                           Shares Purchased
          -----                           -------                           ----------------
BOSTON VENTURES LP VI             One Federal Street, 23rd Floor                  $35,000,000.00
                                  Boston, MA 02110
                                  Tel:    (617) 350-1500
                                  Fax:  (617) 350-1574
                                  Attn: Mr. Vikrant Raina

NORTEL NETWORKS INC.              Executive Office                                $10,000,000.00
                                  ----------------
                                  200 Athens Way
                                  Nashville, TN

                                  Mail Stop 991 15 A40
                                  2221 Lakeside Blvd.
                                  Richardson, Texas 75082-4399
                                  Attn:  Mitchell L. Stone
                                  Director, Customer Finance
                                  Telephone:  972-684-0395
                                  Telecopy:  972-684-3679

                                  (with a copy to)
                                  Mail Stop 468/05/B40
                                  2100 Lakeside Blvd.
                                  Richardson, Texas 75082-4399
                                  Attn:  Kimberly Poe
                                  Director, Loan Administration
                                  Telephone:  972-684-7687
                                  Telecopy:  972-685-3613

CARLYLE VENTURE                   c/o The Carlyle Group                              $354,813.00
COINVESTMENT, L.L.C.              1001 Pennsylvania Avenue, NW
                                  Suite 220 South
                                  Washington, DC 20004
                                  fax: (202) 347-1818
                                  Attention:  Brooke Coburn

                                  with a copy to:

                                  Latham & Watkins
                                  555 11th Street, NW
                                  Washington, DC 20004
                                  fax: 202-637-2201
                                  Attention: Daniel T. Lennon

C/S VENTURE INVESTORS, L.P        c/o The Carlyle Group                              $900,576.00
                                  1001 Pennsylvania Avenue, NW
                                  Suite 220 South
                                  Washington, DC 20004
                                  fax: (202) 347-1818

                                  Attention:  Brooke Coburn

                                  with a copy to:

                                  Latham & Watkins
                                  555 11th Street, NW
                                  Washington, DC 20004
                                  fax: 202-637-2201
                                  Attention: Daniel T. Lennon

CARLYLE VENTURE                   c/o The Carlyle Group                            $4,409,761.00
PARTNERS, L.P.                    1001 Pennsylvania Avenue, NW
                                  Suite 220 South
                                  Washington, DC 20004
                                  fax: (202) 347-1818
                                  Attention:  Brooke Coburn

                                  with a copy to:

                                  Latham & Watkins
                                  555 11th Street, NW
                                  Washington, DC 20004
                                  fax: 202-637-2201
                                  Attention: Daniel T. Lennon

CARLYLE US VENTURE                c/o The Carlyle Group                              $584,850.00
PARTNERS, L.P                     1001 Pennsylvania Avenue, NW
                                  Suite 220 South
                                  Washington, DC 20004
                                  fax: (202) 347-1818
                                  Attention:  Brooke Coburn

                                  with a copy to:

                                  Latham & Watkins
                                  555 11th Street, NW
                                  Washington, DC 20004
                                  fax: 202-637-2201
                                  Attention: Daniel T. Lennon

BANCBOSTON CAPITAL INC.           175 Federal Street                               $7,500,000.00
                                  Boston, MA 02110
                                  Attn: Sanford Anstey
                                  Fax: 617-434-1153
WOOD STREET PARTNERS I            625 Liberty Avenue                               $1,021,875.00
                                  31st Floor
                                  Pittsburgh, PA 15222
PNC CAPITAL CORP.                 625 Liberty Avenue                               $5,228,125.00
                                  31st Floor
                                  Pittsburgh, PA 15222

                                    SCHEDULES


Schedule 3(a)     -     Subsidiaries
Schedule 3(c)     -     Capitalization
Schedule 3(f)     -     SEC Documents
Schedule 3(o)     -     Intellectual Property
Schedule 3(w)     -     Transactions with Affiliates
Schedule 3(z)     -     Holders of Registration Rights
Schedule 4(j)     -     Approvals
Schedule 7(s)     -     Persons Subject to Lock-Up

                                  EXHIBITS

Exhibit A         -     Form of Certificate of Designations
Exhibit B         -     Form of Warrant
Exhibit C         -     Form of Registration Rights Agreement
Exhibit D         -     Form of Company Counsel Opinion
Exhibit E         -     Form of Irrevocable Transfer Agent Instructions
Exhibit F-1, F-2  -     Form of Lock-Up Agreements
and F-3
Exhibit G         -     Form of Shelf Registration Rights Agreement

                                                                   SCHEDULE 3(a)

                                  Subsidiaries

1.      Net2000 Communications Holdings, Inc.
        (Delaware Corporation)

2.      Net2000 Communications Group, Inc.
        (Delaware Corporation)

3.      Net2000 Investments, Inc.
        (Delaware Corporation)

4.      Net2000 Communications Operations, Inc.
        (Delaware Corporation)

5.      Net2000 Communications Capital Equipment, Inc.
        (Delaware Corporation)

6.      Net2000 Communications Services, Inc.
        (Delaware Corporation) (fka Net2000 Group, Inc.)

7.      Net2000 Communications Real Estate, Inc.
        (Delaware Corporation)

8.      FreBon International Corporation
        (Virginia Corporation)

9.      Vision I.T. (California Corporation)

10.     Net2000 Communications of Virginia, LLC
        (Virginia Limited Liability Company) (fka Ntel Communications, LLC)

                                                                   SCHEDULE 3(c)

                                 Capitalization


Please see Capitalization Table attached hereto.

        i.      None.

        ii.     None.

        iii.    Please see Capitalization Table attached hereto.

        iv. Shelf Registration Rights Agreement, dated as of March __, 2001, by and among the Company and the Stockholders (as defined therein); and

                Registration Rights Agreement, dated as of July 7, 2000, by and among the Company and Bonnie L. Horner, Fred J. Mueller, Thomas
                J. Wynne, Joseph Lawrence, and David Lucien.


        v.      None.

        vi.     None.

        vii. Amended and Restated Net2000 Communications, Inc. 1997 Equity Incentive Plan.

                Net2000 Communications, Inc. 1999 Stock Incentive Plan.

                Stock Appreciation Rights Agreement under The Net2000 Communications, Inc. 1999 Stock Incentive Plan, dated as of July 27, 2000, by and between the Company and Associated Resource Group.

                                                                   SCHEDULE 3(f)

                                  SEC Documents

10-Q (Nov. 14, 2000)

8-K/A (Sept. 20, 2000)

10-Q (Aug. 14, 2000)

8-K (July 18, 2000)

8-K (July 10, 2000)

8-K (July 7, 2000)

10-Q (May 15, 2000)

424B1 (May 15, 2000)

                                                                   SCHEDULE 3(o)

                              Intellectual Property

None.

                                                                   SCHEDULE 3(w)

                          Transactions With Affiliates


Stock Pledge Agreement, dated as of December 5, 2000, and as amended January 26, 2001, between Clayton A. Thomas, Jr. and the Company.

                                                                   SCHEDULE 3(z)

                         Holders of Registration Rights

Pursuant to the Registration Rights Agreement, dated as of July 7, 2000, by and among the Company and the Stockholders (as defined therein):

                Bonnie L. Horner
                Fred J. Mueller
                Thomas J. Wynne
                Joseph Lawrence
                David Lucien

                                                                   SCHEDULE 4(j)

                                    Approvals

(i) any transaction or other action that would adversely affect the rights, preferences, powers and privileges of the Preferred Stock (including any amendment to the Charter or Bylaws that would have a disproportional, adverse impact on the Preferred Stock),

(ii) any issuance of equity pari passu or senior to the Preferred Stock,

(iii) any material modification or amendment to the financial plan submitted to the bank syndicate (copies of which have been delivered to the Buyers) for the determination and approval of the final loan covenant levels for the Third Amended and Restated Credit Agreement

(iv) the conducting of operations, making of material investments and hiring of new personnel beyond current levels in any geographic market outside the Company's Current Target Area of Operations (other than to reasonably support current operations within the Company's Current Target Area of Operations, where "Current Target Area of Operations" shall mean: (x) the following states:
District of Columbia, Delaware, Georgia, Maryland, Massachusetts, New Jersey, New York, Pennsylvania, Rhode Island and Virginia and (y) metropolitan Los Angeles, California, San Jose, California, and San Francisco, California, solely in connection with the acquisition and operation of Vision I.T. and limited to product offerings other than the provision of local communications services), and

(v) any issuance of a security containing or entitled to anti-dilution or price protection provisions;

provided however that in the event that the Company has achieved positive consolidated EBITDA (as defined below) for one fiscal quarter, the Company shall no longer require the approval of the holders of Preferred Stock to effect the actions described in clause (iii) and (iv) of this Schedule 4(j). "EBITDA" consists of income from continuing operations before deducting interest expense, income taxes, depreciation and amortization.

                                                                   SCHEDULE 7(t)

                           Persons Subject to Lock-Up


Management

Clayton A. Thomas, Jr.

Clyde Heintzelman

Mark A. Mendes

Donald E. Clarke

Purchasers of Series A Preferred Stock

Mid Atlantic Venture Fund III, L.P.

Societe Generale Capital Corporation

Blue Water Strategic Fund I, L.L.C.



Purchasers of Series B, C or D Preferred Stock

Carlyle Venture Partners, L.P. (and other Carlyle entities party to this agreement)

PNC Capital Corporation

Northern Telecom Inc.

Nortel Networks, Inc.

Boston Ventures LP VI

BancBoston Capital Inc.

Mid Atlantic Venture Fund III, L.P.

Societe Generale Capital Corporation

Blue Water Strategic Fund I, L.L.C.

                 EXHIBIT A - FORM OF CERTIFICATE OF DESIGNATIONS

                           EXHIBIT B - FORM OF WARRANT

                EXHIBIT C - FORM OF REGISTRATION RIGHTS AGREEMENT

                   EXHIBIT D - FORM OF COMPANY COUNSEL OPINION

           EXHIBIT E - FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS



                              Irrevocable Transfer Agent Instructions

                                      [Letterhead of Net2000]


[Date]



Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the "Purchase Agreement") between Net2000 Communications, Inc., a Delaware corporation (the "Company"), and the buyers listed on the Schedule of Buyers attached thereto (the "Buyers") pursuant to which the Company is issuing to the Buyers 65,000 shares of its Series D Pay In Kind Preferred Stock ("Preferred Stock"), par value $.01 per share (together with any shares of Preferred Stock issued as dividends, the "Shares"), and 1,755,267 warrants (the "Warrants") to purchase the Company's common stock, par value $.01 ("Common Stock") having the terms and conditions set forth in the Purchase Agreement, which such Warrant shall be exercisable into shares of Common Stock and such Shares shall be convertible into shares of Common Stock.

The shares of Common Stock issuable upon exercise of the Warrants and the shares of Common Stock issuable upon conversion of the Shares are collectively referred to herein as "Underlying Shares."

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon exercise of the Warrants and/or conversion of the Shares, from time to time, upon surrender to you of (i) a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit I (for Warrants) or a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit II (for the Shares), (ii) in the case of the Warrants, the Warrants being exercised (or an indemnification undertaking with respect to such share certificates in the case of their loss, theft or destruction), and (iii) in the case of the Shares, the Shares being converted (or an indemnification undertaking with respect to such share certificates in the case of their loss, theft or destruction).

So long as you have previously received an opinion of the Company's outside counsel (which the Company shall direct be delivered to you by such outside counsel upon the effectiveness of the registration statement covering Underlying Shares) stating that a registration statement covering resales of Underlying Shares has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and that Underlying Shares may be resold without any restrictive legend (the "Opinion"), certificates representing Underlying Shares shall not bear any legend restricting transfer of Underlying Shares thereby and should not be subject to any stop-transfer restriction, provided, however, that if you have not previously received a copy of the Opinion, then the certificates for Underlying Shares shall bear the following legend:

        THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for Underlying Shares in the event a registration statement covering Underlying Shares is subject to amendment for events then current.

Please be advised that the Buyers have relied upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, the Buyers are third party beneficiaries to these instructions.

Should you have any questions concerning this matter, please contact me at (___)
___-____.

Very truly yours,

Net2000 Communications, Inc.


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

                                    EXHIBIT I
                         (insert Exhibit A from Warrant)


                                   EXHIBIT II
               (Insert Exhibit I from Certificate of Designations)

               EXHIBIT F-1 - FORM OF MANAGEMENT LOCK-UP AGREEMENT

                                LOCK-UP AGREEMENT


To the Buyers Named in the Securities Purchase Agreement:

        The undersigned, a holder of securities of Net2000 Communications, Inc., a Delaware corporation (the "Company"), is entering into this agreement (the "Lock-Up Agreement") to induce the Buyers listed in the Schedule of Buyers (the "Buyers") attached to that certain Securities Purchase Agreement dated as of March __, 2001, by and among the Buyers and the Company (the "Securities Purchase Agreement") to purchase shares of the Company's Series D Convertible Pay In Kind Preferred Stock (the "Preferred Stock"), which are convertible into shares of Common Stock (the "Common Stock") of the Company (the "Transaction"). As of the date hereof, the undersigned owns ____ shares of Common Stock (the "Holder's Shares").

        In consideration of your entering into the Securities Purchase Agreement and in order to induce you to purchase the Preferred Stock, the undersigned hereby agrees that he will not, without prior written approval of Boston Ventures LP VI, directly or indirectly, sell, contract to sell, make any short sale, pledge, or otherwise dispose of, or enter into any hedging transaction that could result in a transfer of, any shares of Common Stock (including, without limitation, any shares of Common Stock acquired pursuant to the exercise of any stock option or warrant), options or warrants to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock of the Company which the undersigned may own, for a period commencing as of the date hereof and ending on the date which is one year after [the Closing Date] (and the undersigned represents that he has not done any of the foregoing since the date of the Securities Purchase Agreement), provided, however, that this sentence shall cease to apply to one-quarter of the Holder's Shares on the date which is one hundred eighty (180) days after [the Closing Date]; and provided further that this sentence shall cease to apply to an additional one-quarter of the Holder's Shares on the date which is two hundred seventy (270) days after [the Closing Date]. [The foregoing sentence shall not apply to shares of Common Stock sold by the undersigned pursuant to the Section 10b5-1 plan [in effect on the date hereof and] attached hereto Exhibit 1.] This Lock-Up Agreement will terminate upon the commencement of any tender offer for 50% or more of the outstanding Common Stock if such tender offer has been recommended by the Company's board of directors.

        The undersigned acknowledges the sufficiency of the consideration for this Lock-Up Agreement. The undersigned confirms that the undersigned understands that the Buyers and the Company will rely upon the representations set forth in this Lock-Up Agreement in proceeding with the Transaction. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities held by the undersigned except in compliance with this Lock-Up Agreement.

        This Lock-Up Agreement shall be binding on the undersigned and the undersigned's successors, heirs, personal representatives and assigns.

                                                  Very truly yours,



Date: March   , 2001
           ---                             ---------------------------------

                                           Print Name:
                                                      -------------------------

                EXHIBIT F-2 - FORM OF SERIES A LOCK-UP AGREEMENT

                                LOCK-UP AGREEMENT


To the Buyers Named in the Securities Purchase Agreement:

        The undersigned, a holder of securities of Net2000 Communications, Inc., a Delaware corporation (the "Company"), is entering into this agreement (the "Lock-Up Agreement") to induce the Buyers listed in the Schedule of Buyers (the "Buyers") attached to that certain Securities Purchase Agreement dated as of March __, 2001, by and among the Buyers and the Company (the "Securities Purchase Agreement") to purchase shares of the Company's Series D Convertible Pay In Kind Preferred Stock (the "Preferred Stock"), which are convertible into shares of Common Stock (the "Common Stock") of the Company (the "Transaction"). As of the date hereof, the undersigned owns ____ shares of Common Stock (the "Holder's Shares").

        In consideration of your entering into the Securities Purchase Agreement and in order to induce you to purchase the Preferred Stock, the undersigned hereby agrees that the undersigned will not, without prior written approval of Boston Ventures LP VI, directly or indirectly, sell, contract to sell, make any short sale, pledge, or otherwise dispose of, or enter into any hedging transaction that could result in a transfer of, any shares of Common Stock (including, without limitation, any shares of Common Stock acquired pursuant to the exercise of any stock option or warrant), options or warrants to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock of the Company which the undersigned may own, for a period commencing as of the date hereof and ending on the date which is one hundred eighty (180) days after [the Closing Date] (and the undersigned represents that the undersigned has not done any of the foregoing since the date of the Securities Purchase Agreement), provided, however, that this sentence shall not apply to 15% of the Holder's Shares, provided further that this sentence shall cease to apply to one-half of the Holder's Shares (inclusive of the 15% referred to in the preceding sentence) on the date which is ninety (90) days after [the Closing Date], and provided further that, between the date hereof and the date which is ninety (90) days after [the Closing Date], this sentence shall cease to apply to one-half of the Holder's Shares (inclusive of the 15% referred to in the preceding proviso) to the extent the undersigned is able to sell any such shares on the Nasdaq National Market for a sale price equal to or greater than $7.50 per share. This Lock-Up Agreement will terminate upon the commencement of any tender offer for 50% or more of the outstanding Common Stock if such tender offer has been recommended by the Company's board of directors.

        The undersigned acknowledges the sufficiency of the consideration for this Lock-Up Agreement. The undersigned confirms that the undersigned understands that the Buyers and the Company will rely upon the representations set forth in this Lock-Up Agreement in proceeding with the Transaction. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities held by the undersigned except in compliance with this Lock-Up Agreement.

        This Lock-Up Agreement shall be binding on the undersigned and the undersigned's successors, heirs, personal representatives and assigns.

                                                   Very truly yours,



Date: March   , 2001
           ---                             ---------------------------------

                                   Print Name:
                                              --------------------------

            EXHIBIT F-3 - FORM OF SERIES B, C AND D LOCK-UP AGREEMENT

                                LOCK-UP AGREEMENT


To the Buyers Named in the Securities Purchase Agreement:

        The undersigned, a holder of securities of Net2000 Communications, Inc., a Delaware corporation (the "Company"), is entering into this agreement (the "Lock-Up Agreement") to induce the Buyers listed in the Schedule of Buyers (the "Buyers") attached to that certain Securities Purchase Agreement dated as of March __, 2001, by and among the Buyers and the Company (the "Securities Purchase Agreement") to purchase shares of the Company's Series D Convertible Pay In Kind Preferred Stock (the "Preferred Stock"), which are convertible into shares of Common Stock (the "Common Stock") of the Company (the "Transaction").

        In consideration of your entering into the Securities Purchase Agreement and in order to induce you to purchase the Preferred Stock, the undersigned hereby agrees that the undersigned will not, without prior written approval of Boston Ventures LP VI [FOR BV LOCK-UP: HOLDERS OF A MAJORITY OF THE PREFERRED STOCK NOT HELD BY BOSTON VENTURES LP VI], directly or indirectly, sell, contract to sell, make any short sale, pledge, or otherwise dispose of, or enter into any hedging transaction that could result in a transfer of, any shares of Common Stock (including, without limitation, any shares of Common Stock acquired pursuant to the exercise of any stock option or warrant), options or warrants to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock of the Company which the undersigned may own, for a period commencing as of the date hereof and ending on the date which is one hundred eighty (180) days after [the Closing Date] (and the undersigned represents that the undersigned has not done any of the foregoing since the date of the Securities Purchase Agreement). This Lock-Up Agreement will terminate upon the commencement of any tender offer for 50% or more of the outstanding Common Stock if such tender offer has been recommended by the Company's board of directors. Notwithstanding anything to the contrary contained herein, the undersigned may make a non-sale distribution of shares of Common Stock to the undersigned's affiliates, provided that each such transferee shall execute as a condition to such transfer a lock-up agreement in the form hereof.

        The undersigned acknowledges the sufficiency of the consideration for this Lock-Up Agreement. The undersigned confirms that the undersigned understands that the Buyers and the Company will rely upon the representations set forth in this Lock-Up Agreement in proceeding with the Transaction. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities held by the undersigned except in compliance with this Lock-Up Agreement.


        This Lock-Up Agreement shall be binding on the undersigned and the undersigned's successors, heirs, personal representatives and assigns.

                                                  Very truly yours,



Date: March   , 2001
           ---                            ---------------------------------

                                  Print Name:
                                             --------------------------

             EXHIBIT G - FORM OF SHELF REGISTRATION RIGHTS AGREEMENT